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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report March 27, 2000

                          SBI Communications, Inc
           (Exact name of registrant as specified in its charter)

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                   Delaware          0-28416        58-1700840
    (State or other jurisdiction   (Commission    (IRS Employer
          of incorporation)         File Number)    Identification)

           1239 South Glendale Avenue - Glendale California 91205
            (Address of principal executive offices)   (Zip Code)

                             (818) 550-6181
           Registrant's telephone number, including area code
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Item 4
Due to the company relocating its corporate offices to Glendale, California. The company's board of directors has elected to terminate the services of its current CPA Daniel, Ratliff & Company which is located in Charlotte,
North Carolina. There are no accounting or audit disagreement with this firm as of 1998 or 1999. The Company has excepted the resignation of this firm.
Exhibit 1 to this 8-K filing has been requested from predecessor and is expected to be revised within the next 10 days.

The company has engaged and acquired the services of Jay J. Shapiro, CPA to replace its current CPA firm, to provide accounting and audit services.